EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporations by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-55459) and in the Registration Statements on Form S-8 (Nos. 33-3797, 2-81624, 33-50408, 33-50414, 33-50416 and 33-68602) of Oakwood Homes Corporation of our report dated October 31, 1995 appearing on page 36 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.




PRICE WATERHOUSE LLP

Winston-Salem, North Carolina
December 26, 1995